UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2019

Flexion Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36287	26-1388364
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Mall Road, Suite 301 Burlington, Massachusetts		01803
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 305-7777

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each classTrading Symbol(s)Name of each exchange on which registeredCommon Stock, par value $0.001 per shareFLXNThe Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement.

On August 2, 2019, Flexion Therapeutics, Inc. (“Flexion”) entered into an amended and restated credit and security agreement with Silicon Valley Bank as agent, MidCap Financial Trust, Flexpoint MCLS Holdings, LLC, and the other lenders from time to time party thereto (collectively, the “Lenders”), providing for a term loan of $40.0 million and a revolving credit facility of up to $20.0 million, both of which mature on January 1, 2024 (the “Maturity Date”).  Flexion concurrently borrowed the $40.0 million term loan and used $7.7 million of the proceeds to repay the remaining amount owed on its existing term loan with Silicon Valley Bank and MidCap Funding XIII Trust.  The revolving credit facility will be available to Flexion beginning January 1, 2020, subject to certain conditions imposed by the Lenders, including an initial borrowing limitation of up to $10.0 million until the Lenders complete an audit of certain collateral accounts.  The amended and restated credit and security agreement also contains a minimum revenue covenant that will be in effect at any time Flexion’s liquidity (defined as cash and cash equivalents held with Silicon Valley Bank) is below $80 million.  If the revenue covenant becomes applicable and Flexion fails to comply with it, the amounts due under the amended and restated credit and security agreement could be declared immediately due and payable.

Term loan borrowings under the credit facility accrue interest monthly at a floating interest rate equal to the greater of the Prime Rate (as reported in the Wall Street Journal) plus 1.50% or 6.50% per annum.  Under the term loan credit facility, following an 18-month interest-only period, principal will be due in 36 equal monthly installments commencing February 1, 2021 and ending on the Maturity Date. Flexion may prepay the term loan at any time by paying the outstanding principal balance, a final payment equal to 4.75% of the term loan amount, all accrued interest and a prepayment fee of 3% of the outstanding term loan amount if repaid in the first year, 2% of the outstanding term loan amount if repaid in the second year, and 1% of the outstanding term loan amount if repaid in the third year of the loan; no prepayment fee is required thereafter.

Borrowings under the revolving credit facility accrue interest monthly at a floating interest rate equal to the greater of the Prime Rate (as reported in the Wall Street Journal) or 5.50% per annum. The revolving credit facility is co-terminus with the term loan.  Beginning on January 1, 2020, if the interest payment on the revolving credit facility is less than the amount of interest that would have been payable had Flexion borrowed 25% of the total commitment under the revolving credit facility (the “Revolving Commitment Amount”), then Flexion will be required to pay the difference. Flexion is also required to pay a facility fee in respect of the revolving credit facility equal to 1% of the Revolving Commitment Amount. Flexion may retire the revolving credit facility early, at any time, by paying the outstanding principal balance, all accrued interest and a termination fee equal to 2% of the Revolving Commitment Amount if repaid in the first year, and 1% of the Revolving Commitment Amount if repaid in the second year; with no termination fee thereafter. Beginning on January 1, 2020, to the extent any portion of the Revolving Commitment Amount is undrawn, Flexion will be required to pay an “unused line fee” equal to 0.25% per annum of the average unused portion of the Revolving Commitment Amount, calculated on a calendar year basis as an amount equal to the difference between (i) the Revolving Commitment Amount and (ii) the greater of (A) 25.0% of the Revolving Commitment Amount, and (B) the average for the period of the daily closing balance of the Revolving Commitment Amount outstanding.

Flexion granted the Lenders a security interest in substantially all of its personal property, rights and assets, other than intellectual property, to secure the payment of all amounts owed under the credit facility. Flexion also agreed not to encumber any of its intellectual property without the Lenders’ prior written consent.

The amended and restated credit and security agreement contains certain representations, warranties and affirmative and negative covenants customary for agreements of this type.

The foregoing description of the amended and restated credit and security agreement does not purport to be complete and is qualified in its entirety by the terms of the agreement, which is filed herewith as Exhibit 99.3.

Item 2.02Results of Operations and Financial Condition.

On August 6, 2019, Flexion Therapeutics, Inc. issued a press release announcing its financial results for the quarter ended June 30, 2019 and made available on its corporate website a presentation of certain additional operating results. A copy of the press release and the presentation are attached hereto as Exhibits 99.1 and 99.2, respectively.

The information in this Item 2.02 and Exhibits 99.1 and 99.2 hereto is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 of this Current Report on Form 8-K with respect to Flexion’s credit facility and borrowings thereunder is incorporated into this Item 2.03 by reference.

Item 9.01Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release of Flexion Therapeutics, Inc. dated August 6, 2019
99.2	Presentation of Flexion Therapeutics, Inc., dated August 6, 2019
99.3

Amended and Restated Credit and Security Agreement dated as of August 2, 2019, by and among Flexion Therapeutics, Inc., Silicon Valley Bank as agent, MidCap Financial Trust, Flexpoint MCLS Holdings, LLC and the other lenders from time to time party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flexion Therapeutics, Inc.

Dated: August 6, 2019	By:	/s/ Mark S. Levine
Mark S. Levine General Counsel and Corporate Secretary